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                                                                    EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Youbet.com, Inc.
Los Angeles, California

We consent to incorporation by reference in the Registration Statement of Form S-8 No. 333-88047 and Form S-3 No. 333-85675 of Youbet.com, Inc. of our report dated February 11, 2000 except for Note 15 which is as of March 14, 2000 relating to the consolidated balance sheet of Youbet.com, Inc. as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in the December 31, 1999 annual report on Form 10-KSB of Youbet.com, Inc.


                                /s/ BDO SEIDMAN, LLP
                                -----------------------------------


Los Angeles, California
March 28, 2000